Exhibit 99.1

                                                       Press Release

Universal Display Contact:

Darice Liu

investor@oled.com

media@oled.com

+1 609-964-5123

Universal Display Corporation Announces Second Quarter 2021 Financial Results

EWING, N.J. – August 5, 2021 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the second quarter ended June 30, 2021.

“Looking to the year, we are on track to achieve approximately 30% year-over-year sales growth, translating into a new record high for annual revenue for the Company,” said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display. “As we anticipate ongoing momentum in the OLED industry to increase in 2021 and beyond, we are excited about the long and vast runway of forecasted growth for the market. Given this expected growth, we are continuing to fuel and fortify our innovation engine, expand our global infrastructure, and invest in our people to advance our leadership position and further enable our customers and the OLED ecosystem.”

Rosenblatt continued, “Energy-efficiency and sustainability are key cornerstones of our UniversalPHOLED technology and materials. The discovery of our proprietary phosphorescent technology was an enabling breakthrough in the OLED industry. With efficiencies that are up to four times higher than conventional OLED materials, UDC’s patented and award-winning phosphorescent OLED technology and UniversalPHOLED materials are proven to be integral in enabling high-performance, low-power consumption and energy-efficiency in OLED displays and lighting. Our energy-efficiency initiatives are expanding as we continue to invent and develop new OLED materials and technologies, including progress toward delivery of an all-phosphorescent red, green and blue emissive system, that can enable a sustainable and low-carbon future.”

Financial Highlights for the Second Quarter of 2021

•

Total revenue in the second quarter of 2021 was $129.7 million as compared to $58.0 million in the second quarter of 2020. The increase in revenue was due to strengthened demand for OLED products utilizing our emitter material, as well as the recovery in sales that were adversely affected by the impact of the COVID-19 pandemic during the three months ended June 30, 2020. Even though we believe we have experienced the worst effects of the COVID-19 pandemic, we remain uncertain as to the possibility of its re-emergence and any corresponding negative impact on OLED market demand.

•	Revenue from material sales was $77.4 million in the second quarter of 2021 as compared to $31.9 million in the second quarter of 2020.
•	Revenue from royalty and license fees was $48.2 million in the second quarter of 2021 as compared to $22.4 million in the second quarter of 2020.
•	Cost of material sales was $25.3 million in the second quarter of 2021 as compared to $10.3 million in the second quarter of 2020.

•	Operating income was $49.9 million in the second quarter of 2021 as compared to operating loss of $1.2 million in the second quarter of 2020.
•	Net income was $40.5 million or $0.85 per diluted share in the second quarter of 2021 as compared to $815,000 million or $0.02 per diluted share in the second quarter of 2020.

Revenue Comparison

($ in thousands)	Three Months Ended June 30,
	2021	2020
Material sales	$77,438	$31,927
Royalty and license fees	48,212	22,380
Contract research services	4,010	3,661
Total revenue	$129,660	$57,968

Cost of Materials Comparison

($ in thousands)	Three Months Ended June 30,
	2021	2020
Material sales	$77,438	$31,927
Cost of material sales	25,316	10,277
Gross margin on material sales	52,122	21,650
Gross margin as a % of material sales	67%	68%

Financial Highlights for the First Half of 2021

•

Total revenue in the first half of 2021 was $263.7 million as compared to $170.2 million in the first half of 2020. The increase in revenue was due to strengthened demand for OLED products utilizing our emitter material, as well as the recovery in sales that were adversely affected by the impact of the COVID-19 pandemic during the three months ended June 30, 2020. Even though we believe we have experienced the worst effects of the COVID-19 pandemic, we remain uncertain as to the possibility of its re-emergence and any corresponding negative impact on OLED market demand.

•	Revenue from material sales was $157.2 million in the first half of 2021 as compared to $98.5 million in the first half of 2020.

•	Revenue from royalty and license fees was $99.1 million in the first half of 2021 as compared to $65.5 million in the first half of 2020.
•	Cost of material sales was $46.3 million in the first half of 2021 as compared to $30.5 million in the first half of 2020.
•	Operating income was $113.5 million in the first half of 2021 as compared to $43.3 million in the first half of 2020.
•	Net income was $92.2 million or $1.94 per diluted share in the first half of 2021 as compared to $39.0 million or $0.82 per diluted share in the first half of 2020.

Revenue Comparison

($ in thousands)	Six Months Ended June 30,
	2021	2020
Material sales	$157,246	$98,502
Royalty and license fees	99,098	65,458
Contract research services	7,316	6,285
Total revenue	$263,660	$170,245

Cost of Materials Comparison

($ in thousands)	Six Months Ended June 30,
	2021	2020
Material sales	$157,246	$98,502
Cost of material sales	46,315	30,488
Gross margin on material sales	110,931	68,014
Gross margin as a % of material sales	71%	69%

2021 Guidance

The Company continues to believe that its 2021 revenue will be approximately in the range of $530 million to $560 million. The OLED industry remains at a stage where many variables can have a material impact on its growth, and the Company thus caveats its financial guidance accordingly.

Dividend

The Company also announced a third quarter cash dividend of $0.20 per share on the Company’s common stock. The dividend is payable on September 30, 2021 to all shareholders of record on September 16, 2021.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, August 5, 2021 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 5,000 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance.  In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation.  All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to the Company’s technologies and potential applications of those technologies, the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share data)

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$542,914	$630,012
Short-term investments	190,540	99,996
Accounts receivable	99,629	82,261
Inventory	104,653	91,591
Other current assets	55,156	20,746
Total current assets	992,892	924,606
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $81,721 and $72,493	113,187	102,113
ACQUIRED TECHNOLOGY, net of accumulated amortization of $163,343 and $153,050	59,960	70,253
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $6,848 and $6,155	10,386	10,685
GOODWILL	15,535	15,535
INVESTMENTS	8,500	5,000
DEFERRED INCOME TAXES	35,579	37,695
OTHER ASSETS	114,676	103,341
TOTAL ASSETS	$1,350,715	$1,269,228
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,334	$13,801
Accrued expenses	27,247	41,404
Deferred revenue	122,978	105,215
Other current liabilities	2,004	4,540
Total current liabilities	162,563	164,960
DEFERRED REVENUE	46,174	57,086
RETIREMENT PLAN BENEFIT LIABILITY	79,966	78,527
OTHER LIABILITIES	70,396	55,941
Total liabilities	359,099	356,514
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 49,054,059 and 49,013,476 shares issued, and 47,688,411 and 47,647,828 shares outstanding, at June 30, 2021 and December 31, 2020, respectively	491	490
Additional paid-in capital	638,991	635,595
Retained earnings	427,188	353,930
Accumulated other comprehensive loss	(33,772)	(36,019)
Treasury stock, at cost (1,365,648 shares at June 30, 2021 and December 31, 2020)	(41,284)	(41,284)
Total shareholders’ equity	991,616	912,714
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,350,715	$1,269,228

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
REVENUE:
Material sales	$77,438	$31,927	$157,246	$98,502
Royalty and license fees	48,212	22,380	99,098	65,458
Contract research services	4,010	3,661	7,316	6,285
Total revenue	129,660	57,968	263,660	170,245
COST OF SALES	27,969	12,643	51,267	35,102
Gross margin	101,691	45,325	212,393	135,143
OPERATING EXPENSES:
Research and development	24,101	21,397	47,406	40,894
Selling, general and administrative	20,239	16,147	36,643	31,550
Amortization of acquired technology and other intangible assets	5,497	5,490	10,985	10,980
Patent costs	1,809	1,858	3,644	3,496
Royalty and license expense	149	1,618	261	4,902
Total operating expenses	51,795	46,510	98,939	91,822
OPERATING INCOME (LOSS)	49,896	(1,185)	113,454	43,321
Interest income, net	75	1,268	208	3,415
Other income, net	221	170	280	372
Interest and other income, net	296	1,438	488	3,787
INCOME BEFORE INCOME TAXES	50,192	253	113,942	47,108
INCOME TAX (EXPENSE) BENEFIT	(9,651)	562	(21,714)	(8,138)
NET INCOME	$40,541	$815	$92,228	$38,970
NET INCOME PER COMMON SHARE:
BASIC	$0.85	$0.02	$1.94	$0.82
DILUTED	$0.85	$0.02	$1.94	$0.82
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	47,299,627	47,227,294	47,284,773	47,160,163
DILUTED	47,356,864	47,243,991	47,347,596	47,190,505
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.20	$0.15	$0.40	$0.30

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$92,228	$38,970
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue and recognition of unbilled receivables	(110,993)	(58,644)
Depreciation	9,229	7,283
Amortization of intangibles	10,985	10,980
Change in excess inventory reserve	1,117	611
Amortization of premium and discount on investments, net	(128)	(3,280)
Stock-based compensation to employees	14,624	12,918
Stock-based compensation to Board of Directors and Scientific Advisory Board	704	708
Deferred income tax expense (benefit)	1,458	(336)
Retirement plan expense	4,457	2,828
Decrease (increase) in assets:
Accounts receivable	(17,368)	(8,046)
Inventory	(14,179)	(21,181)
Other current assets	(5,712)	(5,967)
Other assets	(15,005)	(5,942)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(17,036)	(20,332)
Other current liabilities	(2,536)	(639)
Deferred revenue	92,816	75,683
Other liabilities	14,455	6,416
Net cash provided by operating activities	59,116	32,030
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(20,668)	(11,804)
Purchases of intangibles	(394)	(25)
Purchases of investments	(193,951)	(404,232)
Proceeds from sale and maturity of investments	100,000	412,760
Net cash used in investing activities	(115,013)	(3,301)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	787	590
Payment of withholding taxes related to stock-based compensation to employees	(13,018)	(13,165)
Cash dividends paid	(18,970)	(14,215)
Net cash used in financing activities	(31,201)	(26,790)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(87,098)	1,939
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	630,012	131,627
CASH AND CASH EQUIVALENTS, END OF PERIOD	$542,914	$133,566
The following non-cash activities occurred:
Unrealized (loss) gain on available-for-sale securities	$(35)	$1,242
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Net change in accounts payable and accrued expenses related to purchases of property and equipment	366	390